Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2026 SECOND QUARTER

New York, NY, August 10, 2026 – iHeartMedia, Inc. (Nasdaq: IHRT) today reported financial results for the quarter ended June 30, 2026.
Financial Highlights:1

Q2 2026 Consolidated Results
▪Q2 Revenue of $977 million, up 4.7% (Excluding Q2 Political Revenue, Q2 Revenue up 3.5%)
▪GAAP Operating income of $36 million, compared to a GAAP Operating income of $35 million in Q2 2025, improvement of 0.4%
▪Consolidated Adjusted EBITDA of $152 million, compared to $156 million in Q2 2025, down 2.9%
▪Cash provided by operating activities of $65 million
▪Free Cash Flow of $46 million, compared to ($13) million in Q2 2025
▪Cash balance and total available liquidity2 of $174 million and $457 million, respectively, as of June 30, 2026
▪Extended maturity date of existing $450 million Asset-based Revolving Credit Facility from May 17, 2027 until January 30, 20293

Q2 2026 Digital Audio Group Results
▪Digital Audio Group Revenue of $364 million up 12%
•Podcast Revenue of $162 million up 21%
•Digital Revenue excluding Podcast of $202 million up 7%
▪Segment Adjusted EBITDA of $123 million up 14%
•Digital Audio Group Adjusted EBITDA margin of 33.8%
Q2 2026 Multiplatform Group Results
▪Multiplatform Group Revenue of $536 million down 2%
•Excluding Multiplatform Group Q2 Political Revenue, Multiplatform Group Q2 Revenue down 3%
▪Segment Adjusted EBITDA of $59 million down 39%
•Multiplatform Group Adjusted EBITDA margin of 10.9%

Q3 2026 Guidance
▪Consolidated Revenue expected to increase mid-single digits
▪Consolidated Adjusted EBITDA4 expected to be approximately $180 million to $220 million

Full Year 2026 Guidance
▪Consolidated Adjusted EBITDA4 expected to be approximately $800 million
▪Free Cash Flow of approximately $200 million
▪Minimal cash taxes in 2026
▪In-year 2026 cost savings of $125 million
▪Total Programmatic Revenue of approximately $200 million, up approximately 50%
▪Year End 2026 Net Debt to Adjusted EBITDA ("net leverage")5 to be in mid-fives

1 Unless otherwise noted, all results are based on year over year comparisons.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.
3 Transaction closed on August 7, 2026.
4 A full reconciliation of forecasted Adjusted EBITDA, Free Cash Flow or net leverage on a non-GAAP basis to the respective most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, restructuring, and the Company’s cash and cash equivalents balance and Net cash provided by operating activities.
5 We define Net Debt as Total Debt less Cash and cash equivalents and Debt Premium.

Statement from Senior Management

“We’re pleased with our second quarter results, generating Adjusted EBITDA of $152 million, slightly above the midpoint of our previously provided guidance range. Our consolidated revenue was $977 million, up 4.7% compared to the prior year quarter and above our guidance,” said Bob Pittman, Chairman and CEO of iHeartMedia, Inc. “Our podcast revenue momentum continues, up 20.7% compared to prior year, and in addition to helping propel our growth as the #1 podcast publisher, our broadcast radio assets have also allowed us to develop and drive the new video podcast marketplace – an incremental growth opportunity for us, including on streaming video services including Netflix and Disney's Hulu, which we announced today. And our work in building our digital assets continues to pay off; this is the sixth consecutive quarter in which the Digital Audio Group Adjusted EBITDA is larger than the Multiplatform Group Adjusted EBITDA.”

“In the second quarter, the Digital Audio Group’s revenue was $364 million, up 12.4% year over year and above our guidance, and our Q2 Adjusted EBITDA margins were 33.8%” said Rich Bressler, President and COO of iHeartMedia, Inc. “In this quarter we generated $46 million of Free Cash Flow, and this strong performance gives us additional confidence in the second half of the year. Additionally, we are pleased to report that this month we extended the maturity date of our ABL facility to January 30, 2029, while maintaining the facility’s current size and interest rates.”

Consolidated Results of Operations
Second Quarter 2026 Consolidated Results
Our consolidated revenue increased $43.6 million, or 4.7%, during the three months ended June 30, 2026 compared to the same period of 2025. Digital Audio revenue increased $40.2 million, or 12.4%, driven primarily by continuing increases in demand for digital and podcast advertising, as well as increased non-cash trade and barter revenue resulting from strategic marketing initiatives. Multiplatform Group revenue decreased $8.9 million, or 1.6%, primarily resulting from a decrease in our broadcast, networks, and sponsorship revenues reflecting uncertainty on the part of advertisers regarding consumer spending, partially offset by an increase in trade and barter revenue related to strategic marketing initiatives, and an increase in political revenues as 2026 is a midterm election year. Audio & Media Services revenue increased $12.7 million, or 18.8%, primarily as a result of strong demand for digital advertising, as well as an increase in political advertising revenue.
Consolidated direct operating expenses increased $9.4 million, or 2.4%, during the three months ended June 30, 2026 compared to the same period of 2025. The increase was primarily driven by higher variable content costs, including higher third-party digital costs related to the increase in digital revenues, partially offset by a decrease in employee compensation cost related to our modernization initiatives, as well as a decrease in variable content costs related to the decrease in broadcast revenues.
Consolidated Selling, General & Administrative ("SG&A") expenses increased $48.5 million, or 11.8%, during the three months ended June 30, 2026 compared to the same period of 2025. The increase was driven primarily by an increase in non-cash trade and barter expense associated with revenues generated by strategic marketing initiatives, and an increase in cash-settled share-based compensation expense driven by changes in our stock price, partially offset by a decrease in employee compensation cost related to our modernization initiatives and a decrease in bonus expense based on results.
Our consolidated GAAP Operating income was $35.5 million compared to GAAP Operating income of $35.4 million in the second quarter of 2025.
Adjusted EBITDA decreased to $151.5 million from $156.1 million in the second quarter of 2025.
Cash provided by operating activities was $64.9 million, compared to cash provided by operating activities of $6.8 million in the prior year period. This increase was primarily driven by the timing of receivable collections during the quarter. Free Cash Flow was $46.0 million, compared to ($13.2) million in the prior year period.

Business Segments: Results of Operations
Second Quarter 2026 Multiplatform Group Results

(In thousands)	Three Months Ended June 30,		%
	2026	2025	Change
Revenue	$535,667	$544,598	(1.6)%
Operating expenses[1]	477,058	448,234	6.4%
Segment Adjusted EBITDA	$58,609	$96,364	(39.2)%
Segment Adjusted EBITDA margin	10.9%	17.7%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses and Share-based compensation expense.
Revenue from our Multiplatform Group was down $8.9 million, or 1.6% YoY, primarily resulting from a decrease in our broadcast, networks, and sponsorship revenues reflecting uncertainty on the part of advertisers regarding consumer spending, partially offset by an increase in trade and barter revenue related to strategic marketing initiatives, and an increase in political revenues as 2026 is a midterm election year. Broadcast revenue increased $1.8 million, or 0.5% YoY, driven by an increase in non-cash trade and barter revenue resulting from strategic marketing initiatives, partially offset by lower broadcast spot revenue. Networks decreased $4.1 million, or 3.8% YoY. Revenue from Sponsorship and Events decreased $6.0 million, or 16.3% YoY.

Operating expenses increased $28.8 million, or 6.4% YoY, driven primarily by higher trade and barter expenses resulting from strategic marketing initiatives, partially offset by a decrease in variable content costs related to the decrease in broadcast revenues.

Segment Adjusted EBITDA Margin decreased YoY to 10.9% from 17.7%.

Second Quarter 2026 Digital Audio Group Results

(In thousands)	Three Months Ended June 30,		%
	2026	2025	Change
Revenue	$364,080	$323,856	12.4%
Operating expenses[1]	240,904	216,246	11.4%
Segment Adjusted EBITDA	$123,176	$107,610	14.5%
Segment Adjusted EBITDA margin	33.8%	33.2%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses and Share-based compensation expense.
Revenue from our Digital Audio Group increased $40.2 million, or 12.4% YoY, driven by Podcast revenue, which increased $27.8 million, or 20.7% YoY, to $162.1 million, primarily due to a continued increase in demand for podcasting from advertisers, and Digital, excluding Podcast revenue, which increased $12.5 million, or 6.6% YoY, to $202.0 million, primarily due to an increase in demand for digital advertising, as well as increased non-cash trade and barter revenue resulting from strategic marketing initiatives.

Operating expenses increased $24.7 million, or 11.4% YoY, primarily driven by higher variable content costs, including third-party digital costs related to the increase in revenues, and higher non-cash trade and barter expense resulting from strategic marketing initiatives, partially offset by a decrease in commission expense.

Segment Adjusted EBITDA Margin increased YoY to 33.8% from 33.2%.

Second Quarter 2026 Audio & Media Services Group Results

(In thousands)	Three Months Ended June 30,		%
	2026	2025	Change
Revenue	$80,465	$67,736	18.8%
Operating expenses[1]	43,802	44,015	(0.5)%
Segment Adjusted EBITDA	$36,663	$23,721	54.6%
Segment Adjusted EBITDA margin	45.6%	35.0%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses and Share-based compensation expense.
Revenue from our Audio & Media Services Group increased $12.7 million, or 18.8% YoY, primarily due to an increase in digital and political revenues.

Operating expenses decreased $0.2 million, or 0.5% YoY, due to a decrease in employee compensation cost due to our modernization initiatives and programming costs related to lower negotiated rates.

Segment Adjusted EBITDA Margin increased YoY to 45.6% from 35.0%.

GAAP and Non-GAAP Measures: Consolidated

(In thousands)	Three Months Ended June 30,
	2026	2025
Revenue	$977,239	$933,653
Operating income	35,504	35,370
Adjusted EBITDA[1]	151,523	156,127
Net loss	(82,536)	(83,988)
Cash provided by operating activities	64,883	6,821
Free cash flow[1]	45,954	(13,176)
______________________________________________________
1.See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow to Cash provided by operating activities, and (iv) revenue, excluding political advertising revenue, to revenue. See also the definitions of Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA margin, and Net Debt under the Supplemental Disclosure Regarding Non-GAAP Financial Information section in this release.

Certain prior period amounts have been reclassified to conform to the 2026 presentation of financial information throughout the press release.

Liquidity and Financial Position
As of June 30, 2026, we had $174.4 million of cash on our balance sheet. For the three months ended June 30, 2026, cash provided by operating activities was $64.9 million, cash used for investing activities was $21.1 million and cash used for financing activities was $4.4 million.
Capital expenditures for the three months ended June 30, 2026 were $18.9 million compared to $20.0 million for the three months ended June 30, 2025.

As of June 30, 2026, the Company had $5,043.0 million of total debt and $4,651.3 million of Net Debt.1

Cash balance and total available liquidity2 were $174.4 million and $457.2 million, respectively, as of June 30, 2026 which reflects $125.0 million of outstanding borrowings under our ABL facility.
1 We define Net Debt as Total Debt less Cash and cash equivalents and Debt Premium.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.

Revenue Streams
The table below present our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Three Months Ended June 30,		%
	2026	2025	Change
Broadcast Radio	$397,588	$395,789	0.5%
Networks	103,689	107,813	(3.8)%
Sponsorship and Events	30,532	36,485	(16.3)%
Other	3,858	4,511	(14.5)%
Multiplatform Group	535,667	544,598	(1.6)%
Digital ex. Podcast	202,013	189,560	6.6%
Podcast	162,067	134,296	20.7%
Digital Audio Group	364,080	323,856	12.4%
Audio & Media Services Group	80,465	67,736	18.8%
Eliminations	(2,973)	(2,537)
Revenue, total	$977,239	$933,653	4.7%

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results and business outlook on August 10, 2026, at 4:30 p.m. Eastern Time. The conference call number is (888) 596-4144 (U.S. callers) and +1 (646) 968-2525 (International callers) and the passcode for both is 8885116. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investors.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 770-2030 (U.S. callers) and +1 (609) 800-9909 (International callers) and the passcode for both is 8885116. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month. It consists of three business groups.

With its quarter of a billion monthly listeners, the iHeartMedia Multiplatform Group has a greater reach than any other media company in the U.S. Its leadership position in audio extends across multiple platforms, including more than 860 live broadcast stations in over 160 markets nationwide; its National Sales organization; and the Company’s live and virtual events business. It also includes Premiere Networks, the industry’s largest Networks business, with its Total Traffic and Weather Network; and BIN: Black Information Network, the first and only 24/7 national and local all news audio service for the Black community. iHeartMedia also leads the audio industry in analytics, targeting and attribution for its marketing partners with its SmartAudio suite of data targeting and attribution products using data from its massive consumer base.

The iHeartMedia Digital Audio Group includes the Company’s growing podcasting business -- iHeartMedia is the number one podcast publisher in downloads, unique listeners, revenue and earnings -- as well as its industry-leading iHeartRadio digital service, available across more than 500+ platforms and thousands of devices; the Company’s digital sites, newsletters, digital services and programs; its digital advertising technology companies; and its audio industry-leading social media footprint.

The Company’s Audio & Media Services reportable segment includes Katz Media Group, the nation’s largest media representation company, and RCS, the world's leading provider of broadcast and webcast software.

For further information, please contact:
Media
Wendy Goldberg
Chief Communications Officer
(212) 377-1105
wendygoldberg@iheartmedia.com
Investors
Andrey Hart
SVP of Investor Relations
(703) 956-0115
andreyhart@iheartmedia.com

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s anticipated growth and continued investments; our expected costs savings; utilization of new technologies, programmatic platforms, and revenue opportunities; the expected benefits of our modernization and cost-savings initiatives; improving operational efficiency; future advertising demand; trends in the advertising industry; strategies, goals and initiatives; our anticipated financial condition and performance, including our outlook as to third quarter and full year 2026 consolidated results of operations; our cash tax expectations; the impact of the mid-term election cycle on our future results; and our future liquidity and net leverage. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related to global economic or political uncertainty and our dependence on advertising revenues; competition, including increased competition from alternative media platforms and technologies; dependence upon our brand and the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological and industry changes and innovations; shifts in population and other demographics; risks related to our use of artificial intelligence, impact of acquisitions, dispositions and other strategic transactions; risks related to our indebtedness; legislative or regulatory requirements; impact of legislation, and royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection and breaches of information security measures; risks related to scrutiny and regulation of environmental, social and governance matters, risks related to our Class A common stock; regulations impacting our business and the ownership of our securities; and risks related to adverse political effects, acts or threats of terrorism or military conflicts. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission (SEC), including in the section entitled “Part I, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and “Part II, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Three Months Ended June 30,		%
	2026	2025	Change
Revenue	$977,239	$933,653	4.7%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	400,557	391,194	2.4%
Selling, general and administrative expenses (excludes depreciation and amortization)	461,624	413,082	11.8%
Depreciation and amortization	78,321	90,369
Impairment charges	—	2,552
Other operating expense	1,233	1,086
Operating income	$35,504	$35,370
Depreciation and amortization	78,321	90,369
Impairment charges	—	2,552
Other operating expense	1,233	1,086
Restructuring expenses	17,527	19,490
Share-based compensation expense	18,938	7,260
Adjusted EBITDA[1]	$151,523	$156,127	(2.9)%
1See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income, and (ii) Adjusted EBITDA to Net loss. See also the definitions of Adjusted EBITDA and Adjusted EBITDA margin under the Supplemental Disclosure section in this release.

TABLE 2 - Statements of Operations

(In thousands)	Three Months Ended June 30,
	2026	2025
Revenue	$977,239	$933,653
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	400,557	391,194
Selling, general and administrative expenses (excludes depreciation and amortization)	461,624	413,082
Depreciation and amortization	78,321	90,369
Impairment charges	—	2,552
Other operating expense	1,233	1,086
Operating income	35,504	35,370
Interest expense, net	96,057	100,894
Loss on investments, net	(1,550)	(901)
Equity in loss of nonconsolidated affiliates	(178)	(51)
Loss on extinguishment of debt	—	(263)
Other income (expense), net	(276)	1,004
Loss before income taxes	(62,557)	(65,735)
Income tax expense	(19,979)	(18,253)
Net loss	(82,536)	(83,988)
Less amount attributable to noncontrolling interest	(147)	(508)
Net loss attributable to the Company	$(82,389)	$(83,480)

TABLE 3 - Selected Balance Sheet Information

(In millions)	June 30, 2026	December 31, 2025
Cash	$174.4	$270.9
Total Current Assets	1,290.4	1,459.3
Net Property, Plant and Equipment	378.8	398.2
Total Assets	4,854.1	5,126.0
Current Liabilities (excluding current portion of long-term debt)	817.4	894.0
Long-term Debt (including current portion of long-term debt)	5,043.0	5,053.1
Stockholders' Deficit	(2,008.3)	(1,827.0)

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA, Adjusted EBITDA margin, revenues excluding political advertising revenue, Free Cash Flow for the three months ended June 30, 2026 and 2025, and Net Debt as of June 30, 2026. Adjusted EBITDA is defined as consolidated Operating income adjusted to exclude restructuring expenses included within Direct operating expenses and SG&A expenses, and share-based compensation expenses included within SG&A expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges, and Other operating expense. Alternatively, Adjusted EBITDA is calculated as Net loss, adjusted to exclude Income tax expense, Interest expense, net, Depreciation and amortization, Loss on investments, net, Other (income) expense, net, Equity in loss of nonconsolidated affiliates, Impairment charges, Other operating expense, Share-based compensation expense, and Restructuring expenses. Restructuring expenses primarily include expenses incurred in connection with cost-saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with Operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.
We define Free Cash Flow as Cash provided by operating activities less capital expenditures, which is disclosed as Purchases of property, plant and equipment in the Company’s Consolidated Statements of Cash Flows. We use Free Cash Flow, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow is meaningful to investors because it provides them with a view of the Company’s liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations. In addition, we believe that Free Cash Flow helps improve investors' ability to compare our liquidity with that of other companies.

Since Free Cash Flow is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Cash provided by operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow is not necessarily a measure of our ability to fund our cash needs.

The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
We define Net Debt as Total Debt less Cash and cash equivalents and Debt Premium. The Company uses Net Debt to evaluate the Company's liquidity. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.
As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow to Cash provided by (used for) operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt.
We have provided forecasted Consolidated Revenue and Adjusted EBITDA guidance for the quarter ending September 30, 2026, which reflects targets for revenue and Adjusted EBITDA. Our Earnings Call on August 10, 2026 may present additional guidance that includes Adjusted EBITDA. A full reconciliation of the forecasted Adjusted EBITDA to the respective most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company's cash and cash equivalent balance.

Reconciliation of Operating income to Adjusted EBITDA

(In thousands)	Three Months Ended June 30,
	2026	2025
Operating income	$35,504	$35,370
Depreciation and amortization	78,321	90,369
Impairment charges	—	2,552
Other operating expense	1,233	1,086
Restructuring expenses	17,527	19,490
Share-based compensation expense	18,938	7,260
Adjusted EBITDA	$151,523	$156,127

Reconciliation of Net loss to EBITDA and Adjusted EBITDA

(In thousands)	Three Months Ended June 30,
	2026	2025
Net loss	$(82,536)	$(83,988)
Income tax expense	19,979	18,253
Interest expense, net	96,057	100,894
Depreciation and amortization	78,321	90,369
EBITDA	$111,821	$125,528
Loss on investments, net	1,550	901
Other income (expense), net	276	(741)
Equity in loss of nonconsolidated affiliates	178	51
Impairment charges	—	2,552
Other operating expense	1,233	1,086
Restructuring expenses	17,527	19,490
Share-based compensation expense	18,938	7,260
Adjusted EBITDA	$151,523	$156,127

Reconciliation of Cash provided by operating activities to Free Cash Flow

(In thousands)	Three Months Ended June 30,
	2026	2025
Cash provided by operating activities	$64,883	$6,821
Purchases of property, plant and equipment	(18,929)	(19,997)
Free cash flow	$45,954	$(13,176)
Reconciliation of Revenue to Revenue excluding Political Advertising

(In thousands)	Three Months Ended June 30,		% Change
	2026	2025
Consolidated revenue	$977,239	$933,653	4.7%
Excluding: Political revenue	(17,704)	(6,153)
Consolidated revenue, excluding political	$959,535	$927,500	3.5%

Multiplatform Group revenue	$535,667	$544,598	(1.6)%
Excluding: Political revenue	(10,131)	(3,992)
Multiplatform Group revenue, excluding political	$525,536	$540,606	(2.8)%

Digital Audio Group revenue	$364,080	$323,856	12.4%
Excluding: Political revenue	(1,112)	(1,313)
Digital Audio Group revenue, excluding political	$362,968	$322,543	12.5%

Audio & Media Services Group Services revenue	$80,465	$67,736	18.8%
Excluding: Political revenue	(6,461)	(848)
Audio & Media Services Group revenue, excluding political	$74,004	$66,888	10.6%
Reconciliation of Total Debt to Net Debt

(In thousands)	June 30, 2026
Current portion of long-term debt	$95,825
Long-term debt	4,947,194
Total debt	$5,043,019
Less: Debt premium	217,257
Less: Cash and cash equivalents	174,442
Net debt	$4,651,320

Segment Results

Revenues

(In thousands)	Three Months Ended June 30,
	2026	2025
Multiplatform Group	$535,667	$544,598
Digital Audio Group	364,080	323,856
Audio & Media Services Group	80,465	67,736
Inter-segment elimination	(2,973)	(2,537)
Total revenue	$977,239	$933,653

Reconciliation of Revenues to Segment Adjusted EBITDA

(In thousands)	Three Months Ended June 30, 2026
	Multiplatform Group	Digital Audio Group	Audio & Media Services Group
Revenue	$535,667	$364,080	$80,465
Direct operating expenses(1)	204,422	183,280	8,060
Selling, general and administrative expenses(2)	272,636	57,624	35,742
Segment Adjusted EBITDA	$58,609	$123,176	$36,663

(In thousands)	Three Months Ended June 30, 2025
	Multiplatform Group	Digital Audio Group	Audio & Media Services Group
Revenue	$544,598	$323,856	$67,736
Direct operating expenses(1)	218,052	161,811	7,474
Selling, general and administrative expenses(2)	230,182	54,435	36,541
Segment Adjusted EBITDA	$96,364	$107,610	$23,721
(1)Includes content, programming, and production costs as well as employee compensation, talent fees, event costs, music license fees, and     other expenses.
(2)Includes administrative employee compensation, sales commissions, ratings fees, trade and barter expense, and other expenses.

Reconciliation of Segment Adjusted EBITDA to Loss before income taxes

(In thousands)	Three Months Ended June 30,
	2026	2025
Segment Adjusted EBITDA:
Multiplatform Group	$58,609	$96,364
Digital Audio Group	123,176	107,610
Audio & Media Services Group	36,663	23,721
Total Segment Adjusted EBITDA	$218,448	$227,695
Corporate expenses	(66,925)	(71,568)
Depreciation and amortization	(78,321)	(90,369)
Impairment charges	—	(2,552)
Other operating expense, net	(1,233)	(1,086)
Restructuring expenses	(17,527)	(19,490)
Share-based compensation expense	(18,938)	(7,260)
Interest expense, net	(96,057)	(100,894)
Loss on investments, net	(1,550)	(901)
Equity in loss of nonconsolidated affiliates	(178)	(51)
Other income (expense), net	(276)	741
Loss before income taxes	$(62,557)	$(65,735)